Exhibit 10.2

MEMBER SUPPORT AGREEMENT

This MEMBER SUPPORT AGREEMENT (this “Agreement”), is dated as of June 8, 2026, by and among Inflection Point Acquisition Corp. VI, a Cayman Islands exempted company (which shall transfer by way of continuation to and domesticate as a Delaware corporation prior to the Closing) (the “Purchaser”), the Persons set forth on Schedule I hereto (the “Required Members”) and Quantum Space, LLC, a Delaware limited liability company (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, as of the date hereof, the Required Members are the holders of such number of Company Units as are indicated opposite each of their names on Schedule I attached hereto (collectively, the “Subject Securities”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Purchaser, IPFX PubCo, Inc., a direct wholly-owned subsidiary of the Purchaser, IPFX Merger Sub, Inc., a direct wholly-owned subsidiary of IPFX PubCo, Inc., and the Company have entered into the Business Combination Agreement (as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other things, the parties thereto intend to consummate the Transactions; and

WHEREAS, as an inducement to the Purchaser and the Company to enter into the Business Combination Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, hereby agree as follows:

ARTICLE I
SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each of the Required Members hereby acknowledges that he, she or it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with his, her or its tax and legal advisors. Each of the Required Members shall be bound by and comply with Section 7.06 (No Solicitation), Section 7.07 (No Trading), Section 7.15 (Public Announcements) and Section 7.16 (Confidential Information) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such Required Member was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2 No Transfer.

(a) Except for the Contemplated Transfers, unless otherwise deemed a Permitted Transfer (as defined below), during the period commencing on the date hereof and ending on the earliest of (a) the Closing, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 (Termination) thereof (the earlier of (a) and (b), the “Expiration Time”) and (c) the liquidation of the Company, the Required Members shall not, without the prior written consent of the Purchaser and the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Subject Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities or (iii) take any action in furtherance of any of the matters described in the foregoing clause (i) or (ii) (each, a “Transfer”).

(b) “Contemplated Transfer” means any Transfer of Subject Securities by Phase Four, Inc. or Prime Movers Lab Fund III, L.P. and their Affiliates; provided, however, as a precondition to such Transfer, such Transferee must enter into a written agreement with the Company and the Purchaser agreeing to assume all of the obligations of this Agreement with respect to such Subject Securities and to be bound by the transfer restrictions set forth in this Agreement; provided, further, that, no such Transfer shall relieve such Required Member from its obligations under this Agreement.

(c) “Permitted Transfer” means any Transfer of Subject Securities (i) to any Affiliates or family members of such Required Member, (ii) to any investment funds or vehicles controlled or managed by such Required Member or its Affiliates, (iii) by gift to a trust, the beneficiary of which is a Person to whom a Transfer would be permitted under clause (i), or to a charitable organization, (iv) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual, (v) in the case of an individual, pursuant to a qualified domestic relations order, (vi) to a nominee or custodian of a Person to whom a Transfer would be permitted under clause (i), (vii) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (viii) to a third party in connection with any non-redemption, backstop arrangement or other similar arrangement, (ix) in connection with any legal, regulatory or other order; or (x) as otherwise mutually agreed upon between such Required Member, the Purchaser and the Company; provided, however, that in the case of clauses (i) through (vii) and clause (x), as a precondition to such Transfer, such transferee must enter into a written agreement with the Company and the Purchaser agreeing to assume all of the obligations under this Agreement with respect to such Subject Securities and to be bound by the transfer restrictions set forth in this Agreement (to the extent applicable); provided, further, that, no Transfer permitted under this Section 1.2 shall relieve such Required Member of its obligations under this Agreement.

Section 1.3 New Securities. In the event that (a) any Company Units or other equity securities of the Company are issued to a Required Member after the date of this Agreement pursuant to any dividend, split, recapitalization, reclassification, combination or exchange of, on or affecting the Company Units owned by such Required Member or otherwise (including in connection with the Recapitalization), (b) a Required Member purchases or otherwise acquires beneficial ownership of any Company Units after the date of this Agreement, or (c) a Required Member acquires the right to vote or share in the voting of any Company Units or other equity securities of the Company after the date of this Agreement (such Company Units or other equity securities of the Company, collectively, the “New Securities”), then such New Securities acquired or purchased by such Required Member shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by such Required Member as of the date hereof.

Section 1.4 Closing Date Deliverables. On the Closing Date, each of the Required Members shall deliver:

(a) a properly completed and duly executed IRS Form W-9 or W-8 from such Required Member;

(b) a duly executed copy of that certain A&R Registration Rights Agreement;

(c) a duly executed copy of the Company A&R Operating Agreement;

(d) a duly executed copy of the Seller Lock-Up Agreement (provided, that, a Required Member that only holds Series B Preferred Units and/or Series B Warrants shall not be required to execute or otherwise enter into the Seller Lock-Up Agreement or any other lock-up arrangement with respect to the securities issued or issuable in exchange for such securities in the Transactions, and, provided, further, that the securities issued or issuable in exchange for Series B Preferred Units and/or Series B Warrants to a Required Member shall not be subject to the Seller Lock-Up Agreement or any other lock-up arrangement, in each case, except for the Company A&R Operating Agreement to the extent such Required Member remains a Member of the Company following the Transactions);

(e) a duly executed copy of the Seller Class B Subscription Agreement (if such Required Member is an Up-C Seller);

(f) a duly executed copy of the Tax Receivable Agreement (if such Required Member is designated on the Closing Member Schedule as a Participating TRA Holder); and

(g) such other documents, instruments and certificates as are required to be delivered by such Required Member pursuant to the Business Combination Agreement or the other Ancillary Documents.

Section 1.5 Required Member Agreements. At any meeting of the members of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the members of the Company is sought, each of the Required Members shall (i) appear at each such meeting or otherwise cause all of its Subject Securities, which are entitled to vote, to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Securities, which are entitled to vote:

(a) to approve and adopt the Business Combination Agreement and the consummation of the Transactions, including the Recapitalization, the entry into the Company A&R Operating Agreement and each other Ancillary Document to which the Company is or will become a party;

(b) to agree to the waiver, satisfaction or termination of any and all applicable transfer restrictions, preemptive rights, rights of first refusal and similar restrictions under the Company LLC Agreement, the Investors’ Rights Agreement, the ROFR/Co-Sale Agreement, the Company’s vesting and restricted-unit agreements, the UAR Plan, the Management Incentive Plan and the Company Warrant instruments, and to the termination of the Investors' Rights Agreement and ROFR/Co-Sale Agreement effective as of the Closing;

(c) against any Alternative Transaction or any proposal relating to an Alternative Transaction;

(d) against any merger agreement or merger (other than the Business Combination Agreement and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company;

(e) against any change in the business or board of managers of the Company (other than pursuant to the Business Combination Agreement or the Ancillary Documents); and

(f) against any proposal, action or agreement that would (A) impede, interfere, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VIII (Closing Conditions) of the Business Combination Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Required Member contained in this Agreement or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of equity interests of, the Company.

Each Required Member hereby agrees that he, she or it shall not commit or agree to take any action inconsistent with the foregoing. Each Required Member further agrees that, with respect to any written consent to be delivered pursuant to the obligations of such Required Member under this Section 1.5, such written consent shall be delivered promptly following the time at which the Registration Statement has been declared effective under the Securities Act (and, in any event, within two (2) Business Days thereof).

Section 1.6 No Challenges. Each Required Member agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Agreement, the Business Combination Agreement or the Transactions.

Section 1.7 Further Assurances. Each Required Member shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws, or as reasonably requested by Purchaser or the Company, to effect the actions set forth herein and to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth herein and the Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement.

Section 1.8 No Inconsistent Agreement. Each Required Member hereby represents and covenants that such Required Member has not entered into, and shall not enter into, any agreement that would restrict, limit, or interfere with the performance of such Required Member’s obligations hereunder. Each Required Member agrees to reasonably promptly notify the Purchaser in writing of any updates to Schedule I hereto after the date hereof and prior to Closing.

Section 1.9 Appraisal Rights. Each Required Member hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Transactions that he, she or it may have with respect to the Subject Securities under applicable Law.

Section 1.10 Waiver of Preemptive Rights. To the extent any Required Member is a “Major Investor” (as defined in the Investors’ Rights Agreement), such Required Member hereby waives, and acknowledges that the Requisite Major Investors (as defined in the Investors’ Rights Agreement) have waived, any and all rights of first offer or other preemptive rights under Section 4 of the Investors’ Rights Agreement with respect to the issuance and sale of the Series B Preferred Units and the Series B Warrants contemplated by the Series B SPA. This waiver shall apply to all Investors (as defined in the Investors’ Rights Agreement) in the same fashion pursuant to Section 6.6 of the Investors’ Rights Agreement.

Section 1.11 Waiver of Certain Rights.

(a) Each Required Member, severally and not jointly, hereby irrevocably and unconditionally waives, effective as of the date hereof, any and all rights of first refusal, co-sale rights, participation rights, or similar rights that such Required Member may have under the ROFR/Co-Sale Agreement, the Company LLC Agreement, the Investors’ Rights Agreement, or any other agreement with or among the Company or its members, in each case solely to the extent such rights would be applicable to or triggered by (i) the Transactions (including the Recapitalization, the Seller Contributions, the Preferred Contributions, the Warrant Contributions, and any other transfers of Company equity interests contemplated by or effected in connection with the Business Combination Agreement or any Ancillary Document), (ii) the Series B Investment, (iii) any transfers of Company equity interests effected in connection with the Prime Movers Financing, and (iv) any sale, transfer, assignment, distribution, or other disposition of Company equity interests permitted under Section 7.02(b)(ii)(C) or Section 7.06(d)(ii) of the Business Combination Agreement.

(b) Each Required Member, severally and not jointly, hereby irrevocably and unconditionally waives, effective as of the date hereof, any and all transfer restrictions, consent rights, notice requirements, or similar restrictions applicable to the transfer of Company equity interests under Article 7 of the Company LLC Agreement, the Investors’ Rights Agreement, and the ROFR/Co-Sale Agreement, in each case solely to the extent such restrictions would be applicable to or triggered by (i) the Transactions (including the Recapitalization, the Seller Contributions, the Preferred Contributions, the Warrant Contributions, and any other transfers of Company equity interests contemplated by or effected in connection with the Business Combination Agreement or any Ancillary Document), (ii) the Series B Investment, (iii) any transfers of Company equity interests effected in connection with the Prime Movers Financing, and (iv) any sale, transfer, assignment, distribution, or other disposition of Company equity interests permitted under Section 7.02(b)(ii)(C) or Section 7.06(d)(ii) of the Business Combination Agreement.

(c) Each Required Member acknowledges and agrees that the waivers set forth in this Section 1.11 are a material inducement to the Purchaser's willingness to enter into the Business Combination Agreement and shall be effective during the period commencing on the date hereof and ending at the Expiration Time, and, solely with respect to the Transactions and the Prime Movers Financing, shall survive the Expiration Time to the extent necessary to consummate the Transactions or the Prime Movers Financing, as applicable. For the avoidance of doubt, the waivers set forth in this Section 1.11 shall be in addition to, and not in limitation of, any waiver of preemptive rights or rights of first offer set forth elsewhere in this Agreement.

Section 1.12 Consent to Disclosure. Each Required Member hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any documents or communications provided by the Purchaser or the Company to any Governmental Authority and to Purchaser Shareholders) of such Required Member’s identity and beneficial ownership of the Subject Securities and the nature of such Required Member’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Purchaser and the Company, a copy of this Agreement. Each Required Member will promptly provide any information reasonably requested by Purchaser or the Company that is reasonably necessary for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Required Members. Each Required Member, severally and not jointly, represents and warrants as of the date hereof to the Purchaser and the Company, in each case, only with respect to itself, as follows:

(a) Organization; Due Authorization. (i) If the Required Member is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if the Required Member is not a natural person, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Required Member’s corporate, limited liability company or similar organizational powers and have been duly authorized by all necessary corporate, limited liability company, or similar organizational actions on the part of such Required Member. This Agreement has been duly executed and delivered by such Required Member and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of such Required Member, enforceable against such Required Member in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Required Member.

(b) Ownership. Such Required Member is the record and beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of, and has good title to, all of its Subject Securities, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Organizational Documents, (iii) the Business Combination Agreement, (iv) the Company LLC Agreement, (v) the Investor’ Rights Agreement, (vi) the ROFR/Co-Sale Agreement, (vii) if the Required Member is not a natural person, the Required Member’s Organizational Documents or (viii) any applicable securities Laws. Such Required Member’s Subject Securities are the only equity securities of the Company owned of record or beneficially by such Required Member on the date of this Agreement, and none of such Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder, under the Company LLC Agreement, the Investors’ Rights Agreement and the ROFR/Co-Sale Agreement. Other than the Subject Securities, such Required Member does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. The execution and delivery of this Agreement by such Required Member does not, and the performance by such Required Member of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Required Member, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Required Member or such Required Member’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Required Member of its obligations under this Agreement.

(d) Adequate Information. Such Required Member has been furnished or given access to adequate information concerning the business and financial condition of Purchaser and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Purchaser or the Company and based on such information as such Required Member has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Required Member acknowledges that Purchaser and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Required Member acknowledges that the agreements contained herein with respect to the Subject Securities held by such Required Member are irrevocable and result in the waiver of any right of the undersigned to demand appraisal in connection with the Business Combination under Section 262 of the General Corporation Law of the State of Delaware and any other Law.

(e) Litigation. There are no Legal Proceedings pending against such Required Member or, to the knowledge of such Required Member, threatened in writing against such Required Member, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Required Member of its obligations under this Agreement.

(f) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by such Required Member in his, her or its capacity as a member of the Company, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgement. Such Required Member understands and acknowledges that each of the Purchaser and the Company is entering into the Business Combination Agreement in reliance upon the Required Members’ execution and delivery of this Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of the Company and (c) the written agreement of the Required Members, the Purchaser, and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.3 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.4 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Purchaser, the Company and the Required Members.

Section 3.5 Miscellaneous. Sections 10.02 (Notices), 10.06 (Governing Law), 10.07 (Jurisdiction), 10.08 (Waiver of Jury Trial), 10.10 (Severability), 10.12 (Entire Agreement), 10.13 (Interpretation), 10.14 (Counterparts), and 10.16 (Waiver of Claims Against Trust) of the Business Combination Agreement are each hereby incorporated into this Agreement (including any relevant definitions contained in any such Sections), mutatis mutandis.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PURCHASER:

INFLECTION POINT ACQUISITION CORP. VI

By:	/s/ Kevin Shannon
	Name:	Kevin Shannon
	Title:	Chief Executive Officer

COMPANY:

QUANTUM SPACE, LLC

By:	/s/ James Bridenstine
	Name:	James Bridenstine
	Title:	Chief Executive Officer

[Signature Page to Member Support Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ReQUIRED MEMBERS:

Alto Opportunity Master Fund SPC - Segregated Master Portfolio B

By:	/s/ Waqas Khatri
	Name:	Waqas Khatri
	Title:	Director

INFLECTION POINT FUND I, LP
By:	Inflection Point Asset Management LLC

By:	/s/ Kevin Shannon
	Name:	Kevin Shannon
	Title:	Portfolio Manager

PRIME MOVERS LAB FUND III LP
By:	Prime Movers Lab GP III LLC
Its:	General Partner

By:	/s/ Taylor Frankel
	Name:	Taylor Frankel
	Title:	Chief Financial Officer

SCP QUANTUM HOLDCO LLC
By:	SCP QUANTUM MANAGEMENT LLC
Its:	Manager

By:	/s/ Nishant Machado
	Name:	Nishant Machado
	Title:	Managing Partner

GHAFFARIAN ENTERPRISES, LLC

By:	/s/ Matthew Yetman
	Name:	Matthew Yetman
	Title:	Manager

QUANTUM SPACE KG PARENT LLC

By:	/s/ Matthew Yetman
	Name:	Matthew Yetman
	Title:	Manager

IBX OPPORTUNITY GP, INC.

By:	/s/ Matthew Yetman
	Name:	Matthew Yetman
	Title:	Chief Financial Officer

SUSAN L. HALL REVOCABLE TRUST, DATED 26 APRIL 2011

By:	/s/ Susan L. Hall
	Name:	Susan L. Hall
	Title:	Trustee

CCM Capital Markets LP

By:	/s/ Elliot Richmond
	Name:	Elliot Richmond
	Title:	Collective Capital Management Ltd

Newtyn TE Partners, LP

By:	/s/ Noah G. Levy
	Name:	Noah G Levy
	Title:	Managing Member of Newtyn Management, LLC, investment manager of Newtyn TE Partners, LP

Newtyn Partners, LP

By:	/s/ Noah G. Levy
	Name:	Noah G Levy
	Title:	Managing Member of Newtyn Management, LLC, investment manager of Newtyn Partners, LP

[Signature Page to Member Support Agreement]

SCHEDULE I

[Omitted]